SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

November 8, 2010
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated November 10, 2010

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Departure of Officer.

On November 8, 2010, the Company announced that R. David Hoover, Chairman of the Board and Chief Executive Officer, plans to step down as CEO on January 26, 2011. Mr. Hoover will continue to be Chairman of the Board.

(c)           Appointment of Officer.

The Company concurrently announced the appointment of John A. Hayes as President and Chief Executive Officer of Ball Corporation, effective January 26, 2011.

Mr. Hayes, 44, has been employed by Ball since 1999, when he joined the Company as Senior Director, Corporate Planning and Development. He was Vice President, Corporate Strategy, Development and Marketing in 2005 when he was named Executive Vice President of Ball Packaging Europe. He became President of the European operations in 2006. In 2008, Mr. Hayes became Executive Vice President and Chief Operating Officer of the Company, and in 2009, he became President and Chief Operating Officer. Mr. Hayes’ compensation will be determined by the Compensation Committee of the Company’s Board of Directors at its January meeting.

The Company’s press release announcing Mr. Hoover’s retirement as CEO and the appointment of Mr. Hayes is included with this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The following is furnished as an exhibit to this report:

Exhibit 99.1	Ball Corporation Press Release dated November 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date:           November 10, 2010

Ball Corporation
Form 8-K
November 10, 2010

EXHIBIT INDEX

Description	Exhibit

Ball Corporation Press Release dated November 8, 2010	99.1